Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of CooTek (Cayman) Inc. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission on April 29, 2022, as amended by Amendment No. 1 thereto (the “Report”), I, Karl Kan Zhang, Principal Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 22, 2022

By:	/s/ Karl Kan Zhang
Name:	Karl Kan Zhang
Title:	Chairman of the Board of Directors and Chief
Technology Officer